Exhibit 5.1

February 28, 2025

Harley-Davidson Customer Funding Corp. 9850 Double R Blvd., Suite 200 Reno, Nevada 89521

Ladies and Gentlemen:

We have acted as counsel for Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Company”), as depositor of the trusts (each, a “Trust”) to be created to issue asset-backed notes (the “Securities”) in connection with the preparation of a Registration Statement on Form SF-3, as amended (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities will be issued under and pursuant to the terms of one or more Indentures. Capitalized terms used but not defined herein have the meanings given to them in the Registration Statement.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and By-laws; (iii) forms of the Indenture, the Trust Agreement and the Sale and Servicing Agreement filed as exhibits to the Registration Statement; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus; (iv) any Indenture, Trust Agreement and Sale and Servicing Agreement will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and (v) a definitive underwriting agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

ATLANTA | AUSTIN | BOSTON | CHARLOTTE | CHICAGO | CINCINNATI | CLEVELAND | COLUMBUS | DALLAS

DENVER | DETROIT | HOUSTON | LONDON | LOS ANGELES | MIAMI | MILWAUKEE | NAPLES | NEW YORK

PALO ALTO | PHILADELPHIA | PRINCETON | SALT LAKE CITY | SEATTLE | WASHINGTON D.C. | WILMINGTON

Harley-Davidson Customer Funding Corp.

February 28, 2025

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that all requisite action necessary to make any Securities valid, legal and binding obligations of the issuing Trust as issuer of such Securities enforceable in accordance with their terms, and entitled to the benefits of the applicable Indenture, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.            The Registration Statement, as finally amended, has become effective under the Securities Act;

b.            The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the Trust that will issue such Securities, and the Trust shall have taken action to establish the terms of such Securities and to authorize the issuance and sale of such Securities;

c.            The applicable Indenture relating to such Securities has been duly executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement;

d.            With respect to each Trust that will issue such Securities, the Certificate of Trust for such Trust has been duly executed and filed by the Owner Trustee with the Secretary of State of the State of Delaware;

e.            The applicable Indenture relating to such Securities has been qualified under the Trust Indenture Act of 1939, as amended;

f.            Such Securities have been duly executed, delivered and authenticated in accordance with the applicable Indenture relating to them; and

g.           Such Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We are qualified to practice law in the States of Wisconsin and New York and we do not purport to be experts on the law other than that of the States of Wisconsin and New York and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States.

Harley-Davidson Customer Funding Corp.

February 28, 2025

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus that is filed as part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FisherBroyles, LLP

FisherBroyles, LLP